EXHIBIT 99.2

2

3	Highlights
4	Customer Metrics
7	Financial Metrics
13	Capital Structure
14	Guidance
15	Contacts
16	Financial and Operational Tables

3

(1)AT&T Inc. historically does not disclose postpaid net account additions. Comcast and Charter do not disclose postpaid phone net customer additions. Industry leading claims are based on consensus expectations if results are not yet reported.
(2)Core Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.

4

Postpaid Accounts (in thousands)

Year-Over-Year
Continued growth in Postpaid accounts with a decrease in net additions primarily due to:
■Fewer High Speed Internet only additions

Sequential
Continued growth in Postpaid accounts with a decrease in net additions primarily due to:
■Seasonally fewer High Speed Internet only additions

Year-Over-Year
Postpaid ARPA increased 4% primarily due to:
■Higher premium services, primarily high-end rate plans, net of contra revenues for content included in such plans, and discounts for specific affinity groups (55+, military, and first responders)
■An increase in customers per account, including continued adoption of High Speed Internet
■The impact from rate plan optimizations
■Partially offset by increased promotional activity and an increase in total High Speed Internet only accounts

Postpaid phone ARPU increased 2% due to:
■Higher premium services, primarily high-end rate plans, net of contra revenues for content included in such plans, and discounts for specific affinity groups (55+, military, and first responders)
■The impact from rate plan optimizations
■Partially offset by increased promotional activity, including the success of bundled offerings

Sequential
Postpaid ARPA increased slightly due to:
■An increase in customers per account, including continued adoption of High Speed Internet
■Higher premium services, primarily high-end rate plans, net of contra revenues for content included in such plans, and discounts for specific affinity groups (55+, military, and first responders)
■Mostly offset by seasonally increased promotional activity

Sequential
Postpaid phone ARPU was relatively flat due to:
■Seasonally higher promotional activity
■Mostly offset by higher premium services, primarily high-end rate plans, net of contra revenues for content included in such plans, and discounts for specific affinity groups (55+, military, and first responders)

Postpaid ARPA & Postpaid Phone ARPU

5

Postpaid Customers (in thousands)

98,052
99,272
100,610
102,185
104,118
1,570
1,220
1,338
1,575
1,933
636
688
561
710
1,030
934
532
777
865
903
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Postpaid phone net customer additions
Postpaid other net customer additions
Total postpaid customers

Year-Over-Year
Postpaid phone net customer additions decreased primarily due to:
■Increased deactivations from a growing customer base, partially offset by lower churn

Postpaid other net customer additions increased primarily due to:
■Higher net additions from mobile internet devices, primarily due to higher prior year deactivations of lower ARPU mobile internet devices in the educational sector that were activated during the Pandemic and no longer needed, and other connected devices
■Partially offset by lower net additions from wearables and High Speed Internet

Sequential
Postpaid phone net customer additions increased primarily due to:
■Seasonally higher gross additions
■Partially offset by seasonally higher churn

Postpaid other net customer additions increased primarily due to:
■Seasonally higher net additions from mobile internet and other connected devices

Year-Over-Year
Postpaid phone churn decreased 4 basis points primarily due to:
■Improved customer retention, including the benefits of a differentiated value proposition and network experience

Sequential
Postpaid phone churn increased 6 basis points primarily due to:
■Seasonal trends

Postpaid Phone Churn

6

Prepaid Customers (in thousands)

21,648
21,600
25,283
25,307
25,410
53
(48)
179
24
103
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Prepaid net customer additions (losses)
Prepaid customers

During Q2 2024, we acquired 3.5 million prepaid customers, net of certain base adjustments, through the acquisition of Mint Mobile and Ultra Mobile.

Year-Over-Year
Prepaid net customer additions increased primarily due to:
■Higher net additions following the acquisition of Mint Mobile and Ultra Mobile
■Partially offset by higher deactivations from a larger base and continued moderation of prepaid industry growth

Sequential
Prepaid net customer additions increased primarily due to:
■Seasonally higher gross additions
■Partially offset by seasonally higher churn

Year-Over-Year
High Speed Internet net customer additions decreased primarily due to:
■Increased deactivations from a growing customer base

Sequential
High Speed Internet net customer additions increased primarily due to:
■Higher gross additions
■Partially offset by increased deactivations from a growing customer base

High Speed Internet Customers (in thousands)

4,776
5,181
5,587
6,002
6,430
541
405
406
415
428
481
346
358
385
365
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Postpaid High Speed Internet net customer additions
Prepaid High Speed Internet net customer additions
High Speed Internet customers

7

Service Revenues ($ in millions)

Year-Over-Year
Service revenues increased 6% primarily due to:
■Increase in Postpaid service revenues
■Increase in Prepaid service revenues, driven by the impact of the acquisition of Mint Mobile and Ultra Mobile
■Partially offset by a decrease in Wholesale and other service revenues, primarily driven by lower MVNO revenues, including the impact of the acquisition of Mint Mobile and Ultra Mobile, as well as lower DISH and TracFone MVNO revenue, and lower Affordable Connectivity Program and Lifeline revenues

Sequential
Service revenues increased 1% primarily due to:
■Increase in Postpaid service revenues

Year-Over-Year
Postpaid service revenues increased 8% primarily due to:
■Higher postpaid ARPA
■Higher average postpaid accounts

Sequential
Postpaid service revenues increased 1% primarily due to:
■Higher average postpaid accounts
■Higher postpaid ARPA

Postpaid Service Revenues ($ in millions)

$12,472
$12,631
$12,899
$13,308
$13,502
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024

8

Equipment Revenues ($ in millions)

$4,174
$4,131
$3,251
$3,216
$3,106
$3,080
$3,207
$3,186
$4,699
$4,688
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Equipment sales
Lease revenues

Year-Over-Year
Equipment revenues increased 13% primarily due to:
■A higher average revenue per device sold, net of promotions, primarily driven by an increase in the high-end phone mix, including from higher postpaid device sales and lower Assurance Wireless device sales
■Higher liquidation revenue primarily due to a higher number of liquidated devices, as well as an increase in the high-end phone mix

Sequential
Equipment revenues increased 47% primarily due to:
■A higher average revenue per device sold, net of promotions, primarily due to a seasonal increase in the high-end phone mix
■A seasonal increase in the total number of devices sold
■Higher liquidation revenue primarily due to a higher number of liquidated devices, as well as an increase in the high-end phone mix

Year-Over-Year
Cost of equipment sales, exclusive of Depreciation and Amortization (D&A), increased 9% primarily due to:
■A higher average cost per device sold, primarily driven by an increase in the high-end phone mix, including from higher postpaid device sales and lower Assurance Wireless device sales
■Higher liquidation costs primarily due to a higher number of liquidated devices, as well as an increase in the high-end phone mix

Sequential
Cost of equipment sales, exclusive of D&A, increased 41% primarily due to:
■A higher average cost per device sold primarily due to a seasonal increase in the high-end phone mix
■A seasonal increase in the total number of devices sold
■Higher liquidation costs primarily due to a higher number of liquidated devices, as well as an increase in the high-end phone mix

Cost of Equipment Sales, exclusive of D&A ($ in millions)

9

Cost of Services, exclusive of D&A ($ in millions, % of Service revenues)

$2,792
$2,688
$2,664
$2,722
$2,697
$2,646
$2,580
$2,591
$2,655
$2,622
16.5%
16.0%
15.8%
15.9%
15.5%
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Cost of services, ex. D&A and Special Items
Merger-related costs
Other Special Items
% of Srvc revs, ex. D&A and Special Items

Year-Over-Year
Cost of services, exclusive of D&A, decreased 3% primarily due to:
■Prior year Merger-related costs related to network decommissioning and integration
■Lower repair and maintenance expenses
■Higher Merger synergies

Sequential
Cost of services, exclusive of D&A, decreased 1% primarily due to:
■Lower repair and maintenance expenses and utility expenses

Year-Over-Year
SG&A expense increased 1% primarily due to:
■Higher costs as the result of the acquisition of Mint Mobile and Ultra Mobile
■Higher payroll-related expenses
■Higher advertising expenses
■Partially offset by gains related to the closing of certain spectrum exchange transactions and legal-related insurance recoveries

Sequential
SG&A expense increased 3% primarily due to:
■Seasonally higher advertising and other selling expenses
■Higher external labor and payroll-related expenses, including commissions expense on seasonally higher sales
■Partially offset by gains related to the closing of certain spectrum exchange transactions and legal-related insurance recoveries

Selling, General and Administrative (SG&A) Expense ($ in millions, % of Service revenues)

$5,280
$5,138
$5,142
$5,186
$5,352
$5,164
$5,103
$5,187
$5,100
$5,402
32.2%
31.7%
31.6%
30.5%
31.9%
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
SG&A expense, ex. Special Items
Merger-related costs (gain), net
Other Special Items
% of Srvc revs, ex. Special Items

10

Net Income ($ in millions, % of Service revenues)

Diluted Earnings Per Share (Diluted EPS)

$1.67
$2.00
$2.49
$2.61
$2.57
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024

Year-Over-Year
Net income was $3.0 billion and Diluted earnings per share was $2.57 in Q4 2024, compared to $2.0 billion and $1.67 in Q4 2023, primarily due to the factors described above and included the following, net of tax:
■Merger-related costs of $186 million, or $0.15 per share, in Q4 2023

Sequential
Net income was $3.0 billion and Diluted earnings per share was $2.57 in Q4 2024, compared to $3.1 billion and $2.61 in Q3 2024, primarily due to the factors described above.

11

Core Adjusted EBITDA* ($ in millions, % of Service revenues)
*Excludes Special Items (see detail on page 24)

Year-Over-Year
Core Adjusted EBITDA increased 10% primarily due to:
■Higher Total service revenues
■Higher Equipment revenues, excluding Lease revenues
■Partially offset by higher Cost of equipment sales and higher SG&A expenses, excluding Special Items

Sequential
Core Adjusted EBITDA decreased 4% primarily due to:
■Higher Cost of equipment sales
■Higher SG&A expenses, excluding Special Items
■Partially offset by higher Equipment revenues, excluding Lease revenues, and higher Total service revenues

Year-Over-Year
Net cash provided by operating activities increased 14% primarily due to:
■Higher Net income, adjusted for non-cash income and expenses

Sequential
Net cash provided by operating activities decreased 10% primarily due to:
■Lower Net income, adjusted for non-cash income and expenses
■Higher net cash outflows from changes in working capital

The impact of net payments for Merger-related costs on Net cash provided by operating activities was $109 million in Q4 2024 compared to $124 million in Q3 2024 and $416 million in Q4 2023.

Net Cash Provided by Operating Activities ($ in millions)

Effective November 1, 2024, following amendments to the company’s Equipment Installment Plan Sale and Service Receivable Sale arrangements, all cash proceeds associated with the sale of such receivables, a portion of which was previously recognized as Proceeds related to beneficial interests in securitization transactions within investing cash flows, were recognized as operating cash flows. These amendments did not have a net impact on Adjusted Free Cash Flow.

12

Cash Purchases of Property and Equipment, incl. Capitalized Interest ($ in millions, % of Service revenues)

$1,587
$2,627
$2,040
$1,961
$2,212
9.9%
16.3%
12.4%
11.7%
13.1%
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024

Year-Over-Year
Cash purchases of property and equipment, including capitalized interest, increased 39% primarily due to:
■Planned timing of capital purchases

Sequential
Cash purchases of property and equipment, including capitalized interest, increased 13% primarily due to:
■Planned timing of capital purchases

Year-Over-Year
Adjusted Free Cash Flow decreased 5% primarily due to:
■Higher Cash purchases of property and equipment
■Lower proceeds related to securitization transactions, which were offset in Net cash provided by operating activities. There were no significant net cash impacts during the quarter from securitization.
■Partially offset by higher Net cash provided by operating activities

Sequential
Adjusted Free Cash Flow decreased 21% primarily due to:
■Lower Net cash provided by operating activities
■Higher Cash purchases of property and equipment
■Lower proceeds related to securitization transactions, which were offset in Net cash provided by operating activities. There were no significant net cash impacts during the quarter from securitization.

The impact of net payments for Merger-related costs on Adjusted Free Cash Flow was $109 million in Q4 2024 compared to $124 million in Q3 2024 and $416 million in Q4 2023.

Adjusted Free Cash Flow ($ in millions)

13

Net Debt (Excluding Tower Obligations) & Net Debt to LTM Net Income and Core Adj. EBITDA Ratios ($ in billions)

Stockholder Returns ($ in millions)

$2,988
$747
$2,241
$4,337
$769
$3,568
$3,036
$759
$2,277
$1,402
$758
$644
$5,633
$1,014
$4,619
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Stock buybacks
Dividends paid

Total debt, excluding tower obligations, at the end of Q4 2024 was $80.6 billion.
Net debt, excluding tower obligations, at the end of Q4 2024 was $75.2 billion.

■On a cumulative basis, since the company initiated its stockholder return program in Q3 2022, a total of $31.4 billion has been returned to stockholders as of December 31, 2024, with 173.7 million shares repurchased for approximately $27.3 billion, and cumulative cash dividends of $4.0 billion.
■During Q4 2024, 20.3 million shares were repurchased for $4.6 billion.
■During Q4 2024, the company paid a cash dividend of $0.88 per share of common stock, or approximately $1.0 billion, on December 12, 2024.
■On December 13, 2024, the Board of Directors announced a stockholder return program for up to $14.0 billion that will run through December 31, 2025, consisting of additional repurchases of shares and payment of cash dividends, with the next dividend payable on March 13, 2025.

14

2025 Outlook

Postpaid net customer additions	5.5 to 6.0 million
Net income (1)	N/A
Effective tax rate	24% to 26%
Core Adjusted EBITDA (2)	$33.1 to $33.6 billion
Net cash provided by operating activities	$26.8 to $27.5 billion
Capital expenditures (3)	~$9.5 billion
Adjusted Free Cash Flow	$17.3 to $18.0 billion
T-Mobile’s 2025 guidance above excludes pending acquisitions of UScellular, Metronet, Lumos, and Vistar Media.

(1)We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of our operations, excluding the impact of lease revenues from our related device financing programs.
(3)Capital expenditures means cash purchases of property and equipment, including capitalized interest.

15

Investor Relations

Cathy Yao	Justin Taiber	Rob Brust
Senior Vice President	Senior Director	Senior Director
Investor Relations	Investor Relations	Investor Relations

Zach Witterstaetter	Rose Kopecky	Jacob Marks
Investor Relations	Investor Relations	Investor Relations
Manager	Manager	Manager

investor.relations@t-mobile.com
https://investor.t-mobile.com

16
T-Mobile US, Inc.
Consolidated Balance Sheets
(Unaudited)

(in millions, except share and per share amounts)	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$5,409	$5,135
Accounts receivable, net of allowance for credit losses of $176 and $161	4,276	4,692
Equipment installment plan receivables, net of allowance for credit losses and imputed discount of $656 and $623	4,379	4,456
Inventory	1,607	1,678
Prepaid expenses	880	702
Other current assets	1,853	2,352
Total current assets	18,404	19,015
Property and equipment, net	38,533	40,432
Operating lease right-of-use assets	25,398	27,135
Financing lease right-of-use assets	3,091	3,270
Goodwill	13,005	12,234
Spectrum licenses	100,558	96,707
Other intangible assets, net	2,512	2,618
Equipment installment plan receivables due after one year, net of allowance for credit losses and imputed discount of $158 and $150	2,209	2,042
Other assets	4,325	4,229
Total assets	$208,035	$207,682
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$8,463	$10,373
Short-term debt	4,068	3,619
Deferred revenue	1,222	825
Short-term operating lease liabilities	3,281	3,555
Short-term financing lease liabilities	1,175	1,260
Other current liabilities	1,965	1,296
Total current liabilities	20,174	20,928
Long-term debt	72,700	69,903
Long-term debt to affiliates	1,497	1,496
Tower obligations	3,664	3,777
Deferred tax liabilities	16,700	13,458
Operating lease liabilities	26,408	28,240
Financing lease liabilities	1,151	1,236
Other long-term liabilities	4,000	3,929
Total long-term liabilities	126,120	122,039
Commitments and contingencies
Stockholders' equity
Common stock, par value $0.00001 per share, 2,000,000,000 shares authorized; 1,271,074,364 and 1,262,904,154 shares issued, 1,144,579,681 and 1,195,807,331 shares outstanding	—	—
Additional paid-in capital	68,798	67,705
Treasury stock, at cost, 126,494,683 and 67,096,823 shares issued	(20,584)	(9,373)
Accumulated other comprehensive loss	(857)	(964)
Retained earnings	14,384	7,347
Total stockholders' equity	61,741	64,715
Total liabilities and stockholders' equity	$208,035	$207,682

17
T-Mobile US, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended			Year Ended December 31,
(in millions, except share and per share amounts)	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023
Revenues
Postpaid revenues	$13,502	$13,308	$12,472	$52,340	$48,692
Prepaid revenues	2,688	2,716	2,433	10,399	9,767
Wholesale and other service revenues	738	701	1,138	3,439	4,782
Total service revenues	16,928	16,725	16,043	66,178	63,241
Equipment revenues	4,699	3,207	4,174	14,263	14,138
Other revenues	245	230	261	959	1,179
Total revenues	21,872	20,162	20,478	81,400	78,558
Operating expenses
Cost of services, exclusive of depreciation and amortization shown separately below	2,697	2,722	2,792	10,771	11,655
Cost of equipment sales, exclusive of depreciation and amortization shown separately below	6,088	4,307	5,608	18,882	18,533
Selling, general and administrative	5,352	5,186	5,280	20,818	21,311
Gain on disposal group held for sale	—	—	—	—	(25)
Depreciation and amortization	3,149	3,151	3,318	12,919	12,818
Total operating expenses	17,286	15,366	16,998	63,390	64,292
Operating income	4,586	4,796	3,480	18,010	14,266
Other expense, net
Interest expense, net	(841)	(836)	(849)	(3,411)	(3,335)
Other income, net	94	7	12	113	68
Total other expense, net	(747)	(829)	(837)	(3,298)	(3,267)
Income before income taxes	3,839	3,967	2,643	14,712	10,999
Income tax expense	(858)	(908)	(629)	(3,373)	(2,682)
Net income	$2,981	$3,059	$2,014	$11,339	$8,317

Net income	$2,981	$3,059	$2,014	$11,339	$8,317
Other comprehensive income, net of tax
Reclassification of loss from cash flow hedges, net of tax effect of $15, $15, $14, $60 and $56	46	44	42	176	163
Reclassification of loss (gain) from fair value hedges, net of unrealized loss (gain) on fair value hedges, net of tax effect of $20, $(5), $0, $5 and $0	58	(12)	—	16	—
Unrealized gain on foreign currency translation adjustment, net of tax effect of $0, $0, $0, $0 and $0	—	—	—	—	9
Actuarial loss, net of amortization and reclassification, on pension and other postretirement benefits, net of tax effect of $(24), $(2), $(20), $(29) and $(31)	(72)	(4)	(57)	(85)	(90)
Other comprehensive income (loss)	32	28	(15)	107	82
Total comprehensive income	$3,013	$3,087	$1,999	$11,446	$8,399
Earnings per share
Basic	$2.58	$2.62	$1.74	$9.70	$7.02
Diluted	$2.57	$2.61	$1.67	$9.66	$6.93
Weighted-average shares outstanding
Basic	1,154,679,440	1,166,961,755	1,157,313,367	1,169,195,373	1,185,121,562
Diluted	1,159,095,696	1,170,649,561	1,205,014,105	1,173,213,898	1,200,286,264

18
T-Mobile US, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Year Ended December 31,
(in millions)	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023
Operating activities
Net income	$2,981	$3,059	$2,014	$11,339	$8,317
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,149	3,151	3,318	12,919	12,818
Stock-based compensation expense	175	170	167	649	667
Deferred income tax expense	841	817	615	3,120	2,600
Bad debt expense	356	299	235	1,192	898
(Gains) losses from sales of receivables	(7)	23	30	62	165
Loss on remeasurement of disposal group held for sale	—	—	—	—	9
Changes in operating assets and liabilities
Accounts receivable	(652)	(734)	(1,210)	(3,088)	(5,038)
Equipment installment plan receivables	(883)	(72)	(393)	(523)	170
Inventory	188	(448)	15	131	197
Operating lease right-of-use assets	875	877	898	3,480	3,721
Other current and long-term assets	(136)	(19)	(435)	(411)	(358)
Accounts payable and accrued liabilities	(180)	(165)	412	(2,041)	(1,126)
Short- and long-term operating lease liabilities	(909)	(805)	(901)	(3,879)	(3,785)
Other current and long-term liabilities	(21)	(125)	70	(678)	(839)
Other, net	(228)	111	24	21	143
Net cash provided by operating activities	5,549	6,139	4,859	22,293	18,559
Investing activities
Purchases of property and equipment, including capitalized interest of $(8), $(9), $(10), $(34) and $(104)	(2,212)	(1,961)	(1,587)	(8,840)	(9,801)
Purchases of spectrum licenses and other intangible assets, including deposits	(835)	(2,419)	(785)	(3,471)	(1,010)
Proceeds from sales of tower sites	—	—	2	—	12
Proceeds related to beneficial interests in securitization transactions	747	984	1,031	3,579	4,816
Acquisition of companies, net of cash acquired	17	—	—	(373)	—
Other, net	(17)	89	118	33	154
Net cash used in investing activities	(2,300)	(3,307)	(1,221)	(9,072)	(5,829)
Financing activities
Proceeds from issuance of long-term debt	498	2,480	—	8,587	8,446
Repayments of financing lease obligations	(342)	(347)	(313)	(1,367)	(1,227)
Repayments of long-term debt	(1,904)	(223)	(223)	(5,073)	(5,051)
Repurchases of common stock	(4,687)	(560)	(2,183)	(11,228)	(13,074)
Dividends on common stock	(1,014)	(758)	(747)	(3,300)	(747)
Tax withholdings on share-based awards	(25)	(36)	(30)	(269)	(297)
Other, net	(48)	(49)	(34)	(165)	(147)
Net cash (used in) provided by financing activities	(7,522)	507	(3,530)	(12,815)	(12,097)
Change in cash and cash equivalents, including restricted cash and cash held for sale	(4,273)	3,339	108	406	633
Cash and cash equivalents, including restricted cash and cash held for sale
Beginning of period	9,986	6,647	5,199	5,307	4,674
End of period	$5,713	$9,986	$5,307	$5,713	$5,307

19
T-Mobile US, Inc.
Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Three Months Ended			Year Ended December 31,
(in millions)	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023
Supplemental disclosure of cash flow information
Interest payments, net of amounts capitalized	$905	$947	$895	$3,683	$3,546
Operating lease payments	1,234	1,127	1,228	5,162	5,062
Income tax payments	47	50	23	211	149
Non-cash investing and financing activities
Non-cash beneficial interest obtained in exchange for securitized receivables	$138	$789	$842	$2,421	$3,990
Change in accounts payable and accrued liabilities for purchases of property and equipment	1,190	41	336	105	(860)
Operating lease right-of-use assets obtained in exchange for lease obligations	441	469	465	1,741	2,141
Financing lease right-of-use assets obtained in exchange for lease obligations	239	409	263	1,222	1,224
Contingent and other deferred consideration related to the Ka’ena Acquisition	8	—	—	218	—

20
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter								Year Ended December 31,
(in thousands)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2023	2024
Customers, end of period
Postpaid phone customers (1)	73,372	74,132	74,982	75,936	76,468	77,245	78,110	79,013	75,936	79,013
Postpaid other customers (1)	20,153	20,954	21,330	22,116	22,804	23,365	24,075	25,105	22,116	25,105
Total postpaid customers	93,525	95,086	96,312	98,052	99,272	100,610	102,185	104,118	98,052	104,118
Prepaid customers (2)	21,392	21,516	21,595	21,648	21,600	25,283	25,307	25,410	21,648	25,410
Total customers	114,917	116,602	117,907	119,700	120,872	125,893	127,492	129,528	119,700	129,528
Adjustments to customers (1) (2)	—	—	—	170	—	3,504	—	—	170	3,504
(1)In the fourth quarter of 2023, we recognized a base adjustment to increase postpaid phone customers by 20,000 and increase postpaid other customers by 150,000 due to fewer customers than expected whose service was deactivated as a result of the network shutdowns.
(2)In the second quarter of 2024, we acquired 3,504,000 prepaid customers through our acquisition of Ka’ena, which includes the impact of certain base adjustments to align the policies of Ka’ena and T-Mobile.

	Quarter								Year Ended December 31,
(in thousands)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2023	2024
Net customer additions (losses)
Postpaid phone customers	538	760	850	934	532	777	865	903	3,082	3,077
Postpaid other customers	755	801	376	636	688	561	710	1,030	2,568	2,989
Total postpaid customers	1,293	1,561	1,226	1,570	1,220	1,338	1,575	1,933	5,650	6,066
Prepaid customers	26	124	79	53	(48)	179	24	103	282	258
Total net customer additions	1,319	1,685	1,305	1,623	1,172	1,517	1,599	2,036	5,932	6,324

Migrations from prepaid to postpaid plans	145	140	155	170	145	140	175	160	610	620

	Quarter								Year Ended December 31,
	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2023	2024
Churn
Postpaid phone churn	0.89%	0.77%	0.87%	0.96%	0.86%	0.80%	0.86%	0.92%	0.87%	0.86%
Prepaid churn	2.76%	2.62%	2.81%	2.86%	2.75%	2.54%	2.78%	2.85%	2.76%	2.73%

	Quarter								Year Ended December 31,
	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2023	2024
Postpaid upgrade rate
Postpaid device upgrade rate	3.2%	2.6%	2.7%	3.2%	2.4%	2.3%	2.6%	3.6%	11.7%	11.1%

21
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter								Year Ended December 31,
(in thousands)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2023	2024
Accounts, end of period
Total postpaid customer accounts	28,813	29,112	29,498	29,797	30,015	30,316	30,631	30,894	29,797	30,894

	Quarter								Year Ended December 31,
(in thousands)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2023	2024
Net account additions
Postpaid net account additions	287	299	386	299	218	301	315	263	1,271	1,097

	Quarter								Year Ended December 31,
(in thousands)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2023	2024
High speed internet customers, end of period
Postpaid high speed internet customers	2,855	3,302	3,807	4,288	4,634	4,992	5,377	5,742	4,288	5,742
Prepaid high speed internet customers	314	376	428	488	547	595	625	688	488	688
Total high speed internet customers, end of period	3,169	3,678	4,235	4,776	5,181	5,587	6,002	6,430	4,776	6,430

	Quarter								Year Ended December 31,
(in thousands)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2023	2024
High speed internet - net customer additions
Postpaid high speed internet customers	445	447	505	481	346	358	385	365	1,878	1,454
Prepaid high speed internet customers	78	62	52	60	59	48	30	63	252	200
Total high speed internet net customer additions	523	509	557	541	405	406	415	428	2,130	1,654

	Quarter								Year Ended December 31,
(in millions)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2023	2024
Device financing - equipment installment plans
Gross EIP financed	$3,335	$2,858	$3,116	$4,275	$3,218	$3,037	$3,304	$4,689	$13,584	$14,248
EIP billings	3,871	3,732	3,622	3,829	3,880	3,604	3,423	3,509	15,054	14,416
EIP receivables, net	7,262	6,745	6,349	6,498	5,967	5,556	5,347	6,588	6,498	6,588

Device financing - leased devices
Lease revenues	$147	$69	$53	$43	$35	$26	$21	$11	$312	$93
Leased device depreciation	58	46	37	29	22	15	11	6	170	54

	Quarter								Year Ended December 31,
(in dollars)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2023	2024
Operating measures
Postpaid ARPA	$138.04	$138.94	$139.83	$140.23	$140.88	$142.54	$145.60	$146.28	$139.27	$143.85
Postpaid phone ARPU	48.63	48.84	48.93	48.91	48.79	49.07	49.79	49.73	48.83	49.35
Prepaid ARPU	37.98	37.98	38.18	37.55	37.18	35.94	35.81	35.49	37.92	36.06

22
T-Mobile US, Inc.
Supplementary Operating and Financial Data (continued)
(Unaudited)

	Quarter								Year Ended December 31,
(in millions, except percentages)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2023	2024
Financial measures

Service revenues	$15,546	$15,738	$15,914	$16,043	$16,096	$16,429	$16,725	$16,928	$63,241	$66,178

Equipment revenues	$3,719	$3,169	$3,076	$4,174	$3,251	$3,106	$3,207	$4,699	$14,138	$14,263
Lease revenues	147	69	53	43	35	26	21	11	312	93
Equipment sales	$3,572	$3,100	$3,023	$4,131	$3,216	$3,080	$3,186	$4,688	$13,826	$14,170

Total revenues	$19,632	$19,196	$19,252	$20,478	$19,594	$19,772	$20,162	$21,872	$78,558	$81,400

Net income	$1,940	$2,221	$2,142	$2,014	$2,374	$2,925	$3,059	$2,981	$8,317	$11,339
Net income margin	12.5%	14.1%	13.5%	12.6%	14.7%	17.8%	18.3%	17.6%	13.2%	17.1%

Adjusted EBITDA	$7,199	$7,405	$7,600	$7,224	$7,652	$8,053	$8,243	$7,916	$29,428	$31,864
Adjusted EBITDA margin	46.3%	47.1%	47.8%	45.0%	47.5%	49.0%	49.3%	46.8%	46.5%	48.1%
Core Adjusted EBITDA	$7,052	$7,336	$7,547	$7,181	$7,617	$8,027	$8,222	$7,905	$29,116	$31,771
Core Adjusted EBITDA margin	45.4%	46.6%	47.4%	44.8%	47.3%	48.9%	49.2%	46.7%	46.0%	48.0%

Cost of services, exclusive of depreciation and amortization	$3,061	$2,916	$2,886	$2,792	$2,688	$2,664	$2,722	$2,697	$11,655	$10,771
Merger-related costs	208	178	120	146	107	73	—	—	652	180
Other Special Items	23	18	154	—	1	—	67	75	195	143
Cost of services, excluding depreciation and amortization and Special Items	$2,830	$2,720	$2,612	$2,646	$2,580	$2,591	$2,655	$2,622	$10,808	$10,448

Cost of equipment sales, exclusive of depreciation and amortization	$4,588	$4,088	$4,249	$5,608	$4,399	$4,088	$4,307	$6,088	$18,533	$18,882
Merger-related recoveries	(9)	—	(3)	—	—	—	—	—	(12)	—
Cost of equipment sales, excluding depreciation and amortization and Special Items	$4,597	$4,088	$4,252	$5,608	$4,399	$4,088	$4,307	$6,088	$18,545	$18,882

Selling, general and administrative	$5,425	$5,272	$5,334	$5,280	$5,138	$5,142	$5,186	$5,352	$21,311	$20,818
Merger-related costs (gain), net	159	98	35	102	23	(82)	—	—	394	(59)
Other Special Items	87	36	359	14	12	37	86	(50)	496	85
Selling, general and administrative, excluding Special Items	$5,179	$5,138	$4,940	$5,164	$5,103	$5,187	$5,100	$5,402	$20,421	$20,792

Total bad debt expense and losses from sales of receivables	$260	$264	$274	$265	$303	$280	$322	$349	$1,063	$1,254
Bad debt and losses from sales of receivables as a percentage of Total revenues	1.3%	1.4%	1.4%	1.3%	1.5%	1.4%	1.6%	1.6%	1.4%	1.5%

Cash purchases of property and equipment including capitalized interest	$3,001	$2,789	$2,424	$1,587	$2,627	$2,040	$1,961	$2,212	$9,801	$8,840
Capitalized interest	14	14	66	10	9	8	9	8	104	34

Net cash proceeds from securitization	$(29)	$(31)	$(33)	$(21)	$(29)	$(30)	$(29)	$(27)	$(114)	$(115)

Net cash payments for Merger-related costs	$484	$728	$345	$416	$293	$241	$124	$109	$1,973	$767

23
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter								Year Ended December 31,
(in millions, except share and per share amounts)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2023	2024
Stockholder returns
Total repurchases	$4,766	$3,525	$2,675	$2,241	$3,568	$2,277	$644	$4,619	$13,207	$11,108
Total shares repurchased	32,963,940	25,183,838	19,313,159	15,464,107	21,933,790	13,979,843	3,179,707	20,283,582	92,925,044	59,376,922
Average purchase price per share	$144.57	$140.00	$138.48	$144.95	$162.69	$162.85	$202.45	$227.72	$142.13	$187.07
Total dividends paid	$—	$—	$—	$747	$769	$759	$758	$1,014	$747	$3,300
Dividends per share	$—	$—	$—	$0.65	$0.65	$0.65	$0.65	$0.88	$0.65	$2.83
Total stockholder returns	$4,766	$3,525	$2,675	$2,988	$4,337	$3,036	$1,402	$5,633	$13,954	$14,408
Cumulative total repurchases	$7,766	$11,291	$13,966	$16,207	$19,775	$22,052	$22,696	$27,315	$16,207	$27,315
Cumulative shares repurchased	54,325,349	79,509,187	98,822,346	114,286,453	136,220,243	150,200,086	153,379,793	173,663,375	114,286,453	173,663,375
Cumulative stockholder returns	$7,766	$11,291	$13,966	$16,954	$21,291	$24,327	$25,729	$31,362	$16,954	$31,362

24
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Investor Factbook includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income, including, but not limited to, Income tax expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income, as the difference between either of these measures and Net income is variable.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income as follows:

	Quarter								Year Ended December 31,
(in millions, except percentages)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2023	2024
Net income	$1,940	$2,221	$2,142	$2,014	$2,374	$2,925	$3,059	$2,981	$8,317	$11,339
Adjustments:
Interest expense, net	835	861	790	849	880	854	836	841	3,335	3,411
Other (income) expense, net	(9)	(6)	(41)	(12)	(20)	8	(7)	(94)	(68)	(113)
Income tax expense	631	717	705	629	764	843	908	858	2,682	3,373
Operating income	3,397	3,793	3,596	3,480	3,998	4,630	4,796	4,586	14,266	18,010
Depreciation and amortization	3,203	3,110	3,187	3,318	3,371	3,248	3,151	3,149	12,818	12,919
Stock-based compensation (1)	173	155	152	164	140	147	143	156	644	586
Merger-related costs (gain), net (2)	358	276	152	248	130	(9)	—	—	1,034	121
Legal-related (recoveries) expenses, net (3)	(43)	—	—	1	—	15	1	(105)	(42)	(89)
(Gain) loss on disposal group held for sale	(42)	17	—	—	—	—	—	—	(25)	—
Other, net (4)	153	54	513	13	13	22	152	130	733	317
Adjusted EBITDA	7,199	7,405	7,600	7,224	7,652	8,053	8,243	7,916	29,428	31,864
Lease revenues	(147)	(69)	(53)	(43)	(35)	(26)	(21)	(11)	(312)	(93)
Core Adjusted EBITDA	$7,052	$7,336	$7,547	$7,181	$7,617	$8,027	$8,222	$7,905	$29,116	$31,771
Net income margin (Net income divided by Service revenues)	12.5%	14.1%	13.5%	12.6%	14.7%	17.8%	18.3%	17.6%	13.2%	17.1%
Adjusted EBITDA margin (Adjusted EBITDA divided by Service revenues)	46.3%	47.1%	47.8%	45.0%	47.5%	49.0%	49.3%	46.8%	46.5%	48.1%
Core Adjusted EBITDA margin (Core Adjusted EBITDA divided by Service revenues)	45.4%	46.6%	47.4%	44.8%	47.3%	48.9%	49.2%	46.7%	46.0%	48.0%
(1)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense on the Consolidated Financial Statements. Additionally, certain stock-based compensation expenses associated with the merger with Sprint Corporation (the “Merger”) have been included in Merger-related costs (gain), net.
(2)Merger-related costs (gain), net, for the year ended December 31, 2024, includes the $100 million gain recognized for the extension fee previously paid by DISH associated with the DISH License Purchase Agreement.
(3)Legal-related (recoveries) expenses, net, consists of the settlement of certain litigation associated with the August 2021 cyberattack and is presented net of insurance recoveries.
(4)Other, net, primarily consists of certain severance, restructuring and other expenses, gains and losses, including severance and related costs associated with the August 2023 workforce reduction, not directly attributable to the Merger which are not reflective of T-Mobile’s core business activities and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA.

25
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Net debt (excluding tower obligations) to the LTM Net income, LTM Adjusted EBITDA and LTM Core Adjusted EBITDA ratios are calculated as follows:

(in millions, except net debt ratios)	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023	Mar 31, 2024	Jun 30, 2024	Sep 30, 2024	Dec 31, 2024
Short-term debt	$5,215	$7,731	$3,437	$3,619	$5,356	$5,867	$5,851	$4,068
Short-term financing lease liabilities	1,180	1,220	1,286	1,260	1,265	1,252	1,252	1,175
Long-term debt	68,035	68,646	70,365	69,903	71,361	70,203	72,522	72,700
Long-term debt to affiliates	1,495	1,495	1,496	1,496	1,496	1,496	1,497	1,497
Financing lease liabilities	1,284	1,254	1,273	1,236	1,163	1,133	1,185	1,151
Less: Cash and cash equivalents	(4,540)	(6,647)	(5,030)	(5,135)	(6,708)	(6,417)	(9,754)	(5,409)
Net debt (excluding tower obligations)	$72,669	$73,699	$72,827	$72,379	$73,933	$73,534	$72,553	$75,182
Divided by: Last twelve months Net income	$3,817	$6,146	$7,780	$8,317	$8,751	$9,455	$10,372	$11,339
Net debt (excluding tower obligations) to LTM Net income Ratio	19.0	12.0	9.4	8.7	8.4	7.8	7.0	6.6
Divided by: Last twelve months Adjusted EBITDA	$28,070	$28,471	$29,032	$29,428	$29,881	$30,529	$31,172	$31,864
Net debt (excluding tower obligations) to LTM Adjusted EBITDA Ratio	2.6	2.6	2.5	2.5	2.5	2.4	2.3	2.4
Divided by: Last twelve months Core Adjusted EBITDA	$26,980	$27,698	$28,517	$29,116	$29,681	$30,372	$31,047	$31,771
Net debt (excluding tower obligations) to LTM Core Adjusted EBITDA Ratio	2.7	2.7	2.6	2.5	2.5	2.4	2.3	2.4

Adjusted Free Cash Flow is calculated as follows:

	Quarter								Year Ended December 31,
(in millions, except percentages)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2023	2024
Net cash provided by operating activities	$4,051	$4,355	$5,294	$4,859	$5,084	$5,521	$6,139	$5,549	$18,559	$22,293
Cash purchases of property and equipment, including capitalized interest	(3,001)	(2,789)	(2,424)	(1,587)	(2,627)	(2,040)	(1,961)	(2,212)	(9,801)	(8,840)
Proceeds from sales of tower sites	6	2	2	2	—	—	—	—	12	—
Proceeds related to beneficial interests in securitization transactions	1,345	1,309	1,131	1,031	890	958	984	747	4,816	3,579
Adjusted Free Cash Flow	$2,401	$2,877	$4,003	$4,305	$3,347	$4,439	$5,162	$4,084	$13,586	$17,032
Net cash provided by operating activities margin	26.1%	27.7%	33.3%	30.3%	31.6%	33.6%	36.7%	32.8%	29.3%	33.7%
Adjusted Free Cash Flow margin	15.4%	18.3%	25.2%	26.8%	20.8%	27.0%	30.9%	24.1%	21.5%	25.7%

26
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

The guidance range for Adjusted Free Cash Flow is calculated as follows:

	FY 2025
(in millions)	Guidance Range
Net cash provided by operating activities	$26,800	$27,500
Cash purchases of property and equipment, including capitalized interest	(9,500)	(9,500)
Adjusted Free Cash Flow	$17,300	$18,000

27
Definitions of Terms

Operating and financial measures are utilized by T-Mobile’s management to evaluate its operating performance and, in certain cases, its ability to meet liquidity requirements. Although companies in the wireless industry may not define measures in precisely the same way, T-Mobile believes the measures facilitate key operating performance comparisons with other companies in the wireless industry to provide management, investors and analysts with useful information to assess and evaluate past performance and assist in forecasting future performance.
1.Account - A billing account number that generates revenue. Postpaid accounts generally consist of customers that are qualified for postpaid service utilizing phones, High Speed Internet modems, mobile internet devices, including tablets and hotspots, wearables, DIGITS or other connected devices, including SyncUP and IoT, where they generally pay after receiving service.
2.Customer - A SIM number with a unique T-Mobile identifier which is associated with an account that generates revenue. Customers are qualified either for postpaid service utilizing phones, High Speed Internet modems, mobile internet devices, including tablets and hotspots, wearables, DIGITS or other connected devices, including SyncUP and IoT, where they generally pay after receiving service, or prepaid service, where they generally pay in advance of receiving service.
3.Churn - The number of customers whose service was deactivated as a percentage of the average number of customers during the specified period further divided by the number of months in the period. The number of customers whose service was deactivated is presented net of customers that subsequently have their service restored within a certain period of time and excludes customers who received service for less than a certain minimum period of time.
4.Postpaid Average Revenue Per Account (“ARPA”) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (“ARPU”) - Average monthly service revenue earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.
Service revenues - Postpaid, including handset insurance, prepaid, wholesale and other service revenues.
5.Cost of services - Costs directly attributable to providing wireless service through the operation of T-Mobile’s network, including direct switch and cell site costs, such as rent, network access and transport costs, utilities, maintenance, associated labor costs, long distance costs, regulatory program costs, roaming fees paid to other carriers and data content costs.
Cost of equipment sales - Costs of devices and accessories sold to customers and dealers, device costs to fulfill insurance and warranty claims, write-downs of inventory related to shrinkage and obsolescence, and shipping and handling costs.
Selling, general and administrative expenses - Costs not directly attributable to providing wireless service for the operation of sales, customer care and corporate activities. These include all commissions paid to dealers and retail employees for activations and upgrades, labor and facilities costs associated with retail sales force and administrative space, marketing and promotional costs, customer support and billing, bad debt expense and administrative support activities.
6.Net income margin - Net income divided by Service revenues.
7.Adjusted EBITDA and Core Adjusted EBITDA - Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization, stock-based compensation and Special Items. Core Adjusted EBITDA represents Adjusted EBITDA less device lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management, including our chief operating decision maker, to monitor the financial performance of our operations and allocate resources of the Company as a whole. T-Mobile historically used Adjusted EBITDA and T-Mobile currently uses Core Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. T-Mobile uses Adjusted EBITDA and Core Adjusted EBITDA as benchmarks to evaluate its operating performance in comparison to competitors. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and to facilitate comparisons with other wireless communications services companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, non-cash stock-based compensation and Special Items. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of device lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for Income from operations, Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).
8.Special Items - Certain expenses, gains, and losses which are not reflective of our ongoing performance. Special Items include Merger-related costs (gain), net, (Gain) loss on disposal groups held for sale, certain legal-related recoveries and expenses, restructuring costs not directly attributable to the Merger (including severance), and other non-core gains and losses.
9.Adjusted EBITDA margin and Core Adjusted EBITDA margin - Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Service revenues. Core Adjusted EBITDA margin is calculated as Core Adjusted EBITDA divided by Service revenues. Adjusted EBITDA margin and Core Adjusted EBITDA margin are non-GAAP financial measures utilized by T-Mobile’s management, including our chief operating decision maker, to monitor the financial performance of our operations and allocate resources of the Company as a whole.
10.Net cash provided by operating activities margin - Net cash provided by operating activities margin is calculated as Net cash provided by operating activities divided by Service revenues.
11.Adjusted Free Cash Flow - Net cash provided by operating activities less cash payments for purchases of property and equipment, plus proceeds from sales of tower sites and proceeds related to beneficial interests in securitization transactions. Adjusted Free Cash Flow is utilized by T-Mobile’s management, investors, and analysts of our financial information to evaluate cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business.
12.Adjusted Free Cash Flow margin - Adjusted Free Cash Flow margin is calculated as Adjusted Free Cash Flow divided by Service revenues. Adjusted Free Cash Flow Margin is utilized by T-Mobile’s management, investors, and analysts to evaluate the company’s ability to convert service revenue efficiently into cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business.

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13.Net debt - Short-term debt, short-term debt to affiliates, long-term debt (excluding tower obligations), and long-term debt to affiliates, short-term financing lease liabilities and financing lease liabilities, less cash and cash equivalents.
14.Merger-related costs include:
•Integration costs to achieve efficiencies in network, retail, information technology and back office operations, migrate customers to the T-Mobile network and billing systems and the impact of legal matters assumed as part of the Merger;
•Restructuring costs, including severance, store rationalization and network decommissioning; and
•Transaction costs, including legal and professional services related to the completion of the Merger and the acquisitions of affiliates.

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Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: competition, industry consolidation and changes in the market for wireless communications services and other forms of connectivity; criminal cyberattacks, disruption, data loss or other security breaches; our inability to timely adopt and effectively deploy network technology developments; our inability to effectively execute our digital transformation and drive customer and employee adoption of emerging technologies; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the timing and effects of any pending and future acquisition, divestiture, investment, joint venture or merger involving us, including our inability to obtain any required regulatory approval necessary to consummate any such transactions or to achieve the expected benefits of such transactions; adverse economic, political or market conditions in the U.S. and international markets, including changes resulting from increases in inflation or interest rates, supply chain disruptions and impacts of geopolitical instability, such as the Ukraine-Russia and Israel-Hamas wars and further escalations thereof; our inability to successfully deliver new products and services; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; sociopolitical volatility and polarization and risks related to environmental, social and governance matters; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; our inability to maintain effective internal control over financial reporting; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy, data protection and artificial intelligence; unfavorable outcomes of and increased costs from existing or future regulatory or legal proceedings; difficulties in protecting our intellectual property rights or if we infringe on the intellectual property rights of others; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our wireless licenses, including those controlled through leasing agreements, are subject to renewal and may be revoked; our exclusive forum provision as provided in our Certificate of Incorporation; interests of DT, our controlling stockholder, which may differ from the interests of other stockholders; our current and future stockholder return programs may not be fully utilized, and our share repurchases and dividend payments pursuant thereto may fail to have the desired impact on stockholder value; future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; and other risks as disclosed in our most recent annual report on Form 10-K, and subsequent Forms 10-Q and other filings with the Securities and Exchange Commission. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

About T-Mobile US, Inc.

T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile, Metro by T-Mobile and Mint Mobile. For more information please visit: http://www.t-mobile.com.